SOLOMON TECHNOLOGIES, INC.

Gary G. Brandt 2008 Consulting Agreement and Plan

In consideration of the agreement of SOLOMON TECHNOLOGIES, INC. (the “Company”) to retain GARY G. BRANDT as an independent consultant (“Consultant”) to provide the services for the term and at the compensation rate specified below, Consultant agrees with the Company as follows:

1. Performance of Services. Consultant will perform in a professional and expeditious manner all services for the Company which the Company and Consultant mutually agree should be performed by him. Consultant and Company agree that such services will relate principally to transitional matters that arise during the term of this Agreement.

2. Term. The term of this Agreement and Plan shall be until March 31, 2008 unless earlier terminated by the Company.

3. Compensation. The Company will pay compensation to Consultant in the form of one hundred sixty-seven thousand (167,000) shares (the “Consulting Shares”) of the Company’s common stock, par value $.001 (“Common Stock”) in consideration for his services hereunder. The Company will also issue to Consultant 333,000 additional shares of Common Stock (the “Additional Shares” and, together with the Consulting Shares, the “Shares”) to reimburse Consultant for expenses incurred prior to the date hereof, as described in an Agreement and Mutual Release of even date herewith. The Shares shall be issued to Consultant prior to the filing of a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-8 or equivalent with respect to the Shares. The Company represents and warrants that it will file the registration statement with the SEC no later than January 18, 2008. The Shares shall be delivered to Consultant c/o Consultant’s attorney, Jonathan Ben-Asher, Beranbaum Menken Ben-Asher & Bierman LLP, 80 Pine Street - 32nd floor, New York, N.Y. 10005, by a nationally recognized courier service requiring signature receipt. The Shares shall be the sole compensation payable to Consultant hereunder.

4. Independent Contractor. In furnishing services, Consultant will at all times be acting as an independent contractor. As such, Consultant will not by reason this Agreement and Plan or his services hereunder, be entitled to participate in or to receive any benefit or right under any of the Company's employee stock, benefit or welfare plans. Consultant agrees to report his compensation from the Company as income from self employment and to pay all self employment and other taxes required by law to be paid with respect to such compensation as and when the same shall become due and payable.

5. Personal Services of Consultant. Consultant agrees to provide only his own services to perform this agreement, except as otherwise agreed to in writing by the Company.

6. Insurance. Consultant agrees to insure himself with all necessary insurance, including, but not limited to, workmen's compensation, disability, unemployment and general liability insurance, the amounts and coverage of which shall be sufficient adequately to compensate for any and all injury, loss or damage which may result from or arise out of his performance of services under this Agreement and Plan.

7. Severability. In case any one or more of the provisions or part of a provision contained in this Agreement and Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and Plan, but this Agreement and Plan shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein. In the event that any provision of this Agreement and Plan shall be determined to be unenforceable by any court of competent jurisdiction by reason of extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

8. Applicable Law. This Agreement and Plan shall be construed, interpreted and applied in accordance with the substantive laws of the State Connecticut.

9. Notice. Any written notice to be given under this Agreement and Plan must be delivered in person or given by registered or certified mail or delivered by a nationally recognized courier service requiring signature receipt:

If to the Company, to:	Solomon Technologies, Inc.
1224 Mill Street, Bldg. B
East Berlin, CT 06023
Attention: Corporate Counsel

If to Consultant, to:	Gary G. Brandt
50 Blue Ridge Drive
Simsbury, CT 06089

10. Assignment. Consultant agrees not to assign or delegate any right or obligation under this Agreement and Plan.

11. Prior Agreement. This Agreement supersedes the Consulting Agreement and Plan between the Company and Consultant dated January 9, 2008.

Dated: January 10, 2008

CONSULTANT

/s/ Gary G. Brandt
Gary G. Brandt

SOLOMON TECHNOLOGIES, INC.

By: /s/ Gary M. Laskowski
Gary M. Laskowski Chairman, Board of Directors